Exhibit 99.1

iSpecimen Names Tracy Curley as Chief Executive Officer

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Previously Appointed Interim CEO in September 2022

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LEXINGTON, Mass. – January 10, 2023 – iSpecimen Inc. (Nasdaq: ISPC) (“iSpecimen” or the “Company”), an online global marketplace that connects scientists in need of biospecimens for medical research with a network of healthcare specimen providers, announced today that its Board of Directors has appointed Tracy Curley, former Interim CEO, as CEO, effective immediately.

“I am grateful to the Board and the entire team at iSpecimen for their support over the past four months, and for the confidence they have shown in my ability to lead the Company,” said Tracy Curley, CEO of iSpecimen. “The progress we’ve made this year in terms of operational and financial execution is encouraging. I am pleased to report that we generated record revenue during the fourth quarter of 2022 and look forward to continuously improving results in 2023.”

“Since being appointed interim CEO, Tracy has established herself as a goal-oriented leader,” added Andrew Ross, Chairman of the Board of Directors for the Company. “The Board is delighted to remove the ‘interim’ from the CEO title, and excited to have Tracy continue leading the team and executing on the promise of iSpecimen.”

Ms. Curley was previously appointed Interim CEO in September 2022, while concurrently serving as the Company’s CFO. With the appointment of Ms. Curley as CEO, the Board will be initiating a comprehensive search process to identify a new CFO.

About iSpecimen

iSpecimen (Nasdaq: ISPC) offers an online marketplace for human biospecimens, connecting scientists in commercial and non-profit organizations with healthcare providers that have access to patients and specimens needed for medical discovery. Proprietary, cloud-based technology enables scientists to intuitively search for specimens and patients across a federated partner network of hospitals, labs, biobanks, blood centers and other healthcare organizations. For more information, please visit www.ispecimen.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are characterized by future or conditional verbs such as "may," "will," "expect," "intend," "anticipate," believe," "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information.

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the risks factors contained in the Company's filings with the Securities and Exchange Commission, which are available for review at www.sec.gov. Forward-looking statements speak only as of the date they are made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. If a change to the events and circumstances reflected in the Company's forward-looking statements occurs, the Company's business, financial condition and operating results may vary materially from those expressed in the Company's forward-looking statements.

Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact:

Investor Contact

KCSA Strategic Communications

Allison Soss

iSpecimen@kcsa.com

Media Contacts

KCSA Strategic Communications

Raquel Cona / Shana Marino

iSpecimen@kcsa.com

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